Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 4, 2009, with respect to the consolidated financial statements of Mobix Interactive Limited and subsidiaries for the years ended October 31, 2008 and 2007, which is included in this Form 8-K/A of SeaChange International, Inc. We hereby consent to the use of the aforementioned report in the Form 8-K/A of SeaChange International, Inc. and the incorporation by reference of the aforementioned report in Form S-3 (File No. 333-56410, effective April 30, 2002) and Form S-8 (File No. 333-136322, effective August 4, 2006; File No. 333-17379, effective December 6, 1996; File No. 333-100160, effective September 27, 2002; File No. 333-65854, effective July 25, 2001; File No. 333-113761, effective March 19, 2004; File No. 333-128987, effective October 13, 2005; File No. 333-147970, effective December 10, 2007; and File No. 333-153424, effective September 11, 2008) of SeaChange International, Inc.

/s/ GRANT THORNTON UK LLP

London, United Kingdom

February 4, 2009